UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2018 (November 6, 2018)

PetroQuest Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32681	72-1440714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (337) 232-7028

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Restructuring Support Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

On November 6, 2018 (the “Petition Date”), PetroQuest Energy, Inc. (“PetroQuest,” the “Company,” “we,” “our,” and “us”), PetroQuest Energy, L.L.C. (“PQE”) and certain of our wholly-owned direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions (the “Petition,” and the cases commenced thereby, the “Chapter 11 Cases”) seeking relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for Southern District of Texas (the “Court”) to pursue a Chapter 11 plan of reorganization (the “Plan”). The Debtors have filed a motion with the Court seeking joint administration of the Chapter 11 Cases for procedural purposes only under the caption In re PetroQuest Energy Inc., et. al (Case No. 18-36322). The Debtors will continue to operate as debtors-in-possession under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and an order of the Court. PetroQuest expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.

Restructuring Support Agreement

In connection with the Chapter 11 filing, the Company announced today that it has reached an agreement (the “Restructuring Support Agreement”), executed on November 6, 2018, with (i) holders (the “2021 Noteholders”) of 81.83% of our 10% Second Lien Secured Senior Notes due 2021 (the “2021 Notes”) issued under that certain Indenture dated as of February 17, 2016, among PetroQuest, the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Trustee, as trustee and collateral trustee thereunder, (ii) holders (the “2021 PIK Noteholders” and, together with the 2021 Noteholders, the “Supporting Noteholders”) of 84.76% of our 10% Second Lien Senior Secured PIK Notes due 2021 (the “2021 PIK Notes”) issued under that certain Indenture dated as of September 27, 2016, among PetroQuest, the Subsidiary Guarantors (as defined therein) and Wilmington Trust, National Trustee, as indenture trustee and collateral trustee thereunder, and (iii) lenders, or investment advisors or managers for the account of the lenders (collectively, and any successors or permitted assigns that become party thereto, the “Supporting Lenders” and collectively with the Supporting Noteholders, the “Supporting Parties”) under our multi-draw term loan agreement (the “Loan Agreement”), by and among PQE, PetroQuest, Wells Fargo Bank, National Association, as administrative agent, and lenders holding Term Loans (as defined therein) party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Restructuring Support Agreement.

The Restructuring Support Agreement contemplates the restructuring (the “Restructuring”) of the Debtors pursuant to the Plan, the terms of which have been agreed upon by the Company and Supporting Parties.

The Restructuring Support Agreement provides for certain milestones requiring, among other things, that the Debtors commence the solicitation of votes to accept or reject the Plan on or before November 20, 2018 and the Confirmation Order be entered by the Bankruptcy Court on or before December 21, 2018.

The Restructuring Support Agreement contains certain covenants on the part of each of the Debtors and the Supporting Parties, including, subject to the terms of the Restructuring Support Agreement, limitations on the parties’ ability to pursue transactions other than the Restructuring, commitments by the Supporting Parties to vote in favor of the Plan, and commitments of the Debtors and the Supporting Parties to negotiate in good faith to finalize the documents and agreements governing the Restructuring. The Restructuring Support Agreement also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the Restructuring Support Agreement.

The Debtors have also filed a motion which, if approved, would place restrictions on the trading of the Company’s equity securities for the purpose of preserving certain tax attributes.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein. The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

Proposed Chapter 11 Restructuring

The Plan provides, among other things, that:

•

Existing common stock and preferred stock of the Company would be extinguished, and existing equity holders would not receive or retain any distribution, property or other value on account of or consideration in respect of their equity interests.

•

Holders of claims (the “First Lien Claims”) arising on account of the Prepetition Term Loan Agreement (the “Loan Agreement”) will be allowed in the aggregate amount of $50,000,000, plus any accrued and unpaid interest and expenses. Each holder of First Lien Claims will receive cash equal to the amount of its claim from funds available pursuant to the Exit Facility.

•

Holders of claims relating to the 2021 Notes (the “Second Lien Notes Claims”) will be allowed in the aggregate amount of $9,427,000, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of Second Lien Notes will receive (i) its pro rata share of 100% of the common stock in the reorganized company (the “New Equity”) on account of such Second Lien Notes Claims, subject to (x) dilution from the issuance of New Equity in connection with the long-term management incentive plan for the reorganized Debtors (the “Management Incentive Plan”) and (y) the New Equity payable to the parties backstopping the Exit Facility (the “Put Option Premium”), and (ii) its pro rata share of $80 million in 10% Secured PIK Notes due 2023 (the “New 2023 PIK Notes”) issued pursuant to the indenture dated as of the date the Plan is declared effective (the “Effective Date”); such pro rata share of the New Equity and the New 2023 PIK Notes calculated by including the $275,045,768 (plus any accrued and unpaid interest) of Second Lien PIK Notes Claims as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium.

•

Holders of claims relating to the 2021 PIK Notes (the “Second Lien PIK Notes Claims”) will be allowed in the aggregate amount of $275,045,768, plus any accrued and unpaid interest thereon payable through the Petition Date. Each holder of Second Lien PIK Notes will receive (i) its pro rata share of 100% of the New Equity on account of such Second Lien PIK Notes Claims, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium, and (ii) its pro rata share of $80 million in New 2023 PIK Notes issued pursuant to the indenture dated as of the Effective Date; such pro rata share of the New Equity and the New 2023 PIK Notes calculated by including the $9,427,000 (plus any accrued and unpaid interest) of Second Lien Notes Claims as claims that will share pro rata in 100% of the New Equity, subject to (x) dilution from the issuance of New Equity in connection with the Management Incentive Plan and (y) the Put Option Premium.

•

Holders of allowed priority claims (other than a priority tax claim or administrative claim) will receive either: (i) payment in full, in cash, equal to the full allowed amount of such claim or (ii) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors.

•

Holders of secured claims (other than a secured tax claim, First Lien Claim, or Second Lien Notes Claim) will receive, at the Debtors’ election, either: (i) cash equal to the full allowed amount of such claim, (ii) reinstatement of such holder’s claim, (iii) the return or abandonment of the collateral securing such claim to such holder, or (iv) such other treatment as may otherwise be agreed to by such holder, the Debtors, and the Requisite Creditors.

•

Holders of secured tax claims will receive, at the Debtor’s election, either (i) cash equal to the full amount of its claim, (ii) reinstatement of such holder’s priority tax claim, (iii) the return or abandonment of the collateral securing such claim to such holder, or (iv) such other treatment as may otherwise be agreed to by such Holder, the Debtors and the Requisite Creditors.

•

Holders of general unsecured claims will receive their pro rata share of $400,000 (less the reasonable out of pocket expenses of the claims administrator), except to the extent that the holder of an allowed general unsecured claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release or discharge of each allowed general unsecured claim.

•

Any claim against a Debtor pursuant to section 510(b) of the Bankruptcy Code (“Section 510(b) Claim”), if any, shall be discharged, canceled, released, and extinguished and shall be of no further force or effect, and holders of Section 510(b) Claims shall not receive any distribution on account of such Section 510(b) Claims.

•

Intercompany claims shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any intercompany claims other than in the ordinary course of business of the Debtors, as applicable.

•	Intercompany interests shall be reinstated or, at the Debtors’ option, cancelled. No distribution shall be made on account of any Intercompany Interests.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated PetroQuest’s obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	the 2021 Notes issued pursuant to the 2021 Notes Indenture;

•	the 2021 PIK Notes issued pursuant to the 2021 PIK Notes Indenture; and

•	the Loan Agreement.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 3.03.	Material Modifications to the Rights of Security Holders

The information set forth above in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Restructuring Support Agreement contains forms of employment agreements, which the Company will enter into with certain of its employees upon the consummation of its reorganization under the Bankruptcy Code, including with Charles Goodson, the Chairman of the Board, Chief Executive Officer and President of the Company, J. Bond Clement, the Executive Vice President, Chief Financial Officer and Treasurer of the Company, and Arthur M. Mixon III, the Executive Vice President – Operations and Production of the Company. A copy of the form of executive employment agreement to be entered into with Messrs. Goodson, Clement and Mixon is attached as Exhibit J to the Restructuring Support Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Prior to entering into the Restructuring Support Agreement, the Board of Directors of the Company (the “Board”) determined that it was in the best interest of the Company that the entry into the Restructuring Support Agreement, the Chapter 11 Cases, and the consummation of the transactions contemplated by the Plan should not be considered events constituting or reasonably leading to a “Change of Control” under the PetroQuest Energy, Inc. Change of Control Severance Benefit Plan effective May 21, 2013 (the “Change of Control Severance Plan”). Based on such determination by the Board and as permitted under the Change of Control Severance Plan, the Board concluded that the entry into the Restructuring Support Agreement, the Chapter 11 Cases, and the consummation of the transactions contemplated by the Plan will not be deemed a Change of Control under the Change of Control Severance Plan.

The Board, in consultation with its independent compensation advisor adopted the PetroQuest Energy, Inc. 2018 Annual Cash Bonus Plan (the “Cash Bonus Plan”) to reward certain key employees of the Company and its subsidiaries for their performance, based on a review of certain criteria determined by the Compensation Committee of the Board (the “Committee”). The Cash Bonus Plan consists of a total cash pool of $1,500,000 (the “Cash Pool”) to be awarded to employees in amounts determined by the Company’s management, as delegated by the Committee, based on the criteria set forth in the Cash Bonus Plan. On November 5, 2018, the Company awarded one fourth of the Cash Pool as bonuses to certain employees of the Company, including $130,000, $57,500 and $57,500 to Messrs. Goodson, Clement and Mixon, respectively. The remaining portion of the Cash Pool will be awarded to employees of the Company and its subsidiaries, subject to the approval of the Board, on a quarterly basis in the first three quarters of 2019. If awarded the full amounts allocated to them under the Cash Bonus Plan, Messrs. Goodson, Clement and Mixon would receive $390,000, $172,500 and $172,500, respectively.

A copy of the Cash Bonus Plan is attached hereto as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein. The foregoing description of the Cash Bonus Plan is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Cash Bonus Plan.

Item 7.01.	Regulation FD Disclosure.

News Release

On November 7, 2018, the Company issued a news release announcing the filing of the Chapter 11 Cases and the signing of the Restructuring Support Agreement. A copy of the news release is being furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Disclosure Pursuant to Confidentiality Agreements

The Company has been engaged in discussions and negotiations with the Supporting Lenders and the Supporting Holders regarding various alternatives with respect to our capital structure and financial position, including a potential restructuring transaction (a “Possible Restructuring”). On September 5, 2018, the Company executed confidentiality agreements (the “Confidentiality Agreements”) with the Supporting Noteholders to facilitate discussions concerning the Possible Restructuring.

Pursuant to the Confidentiality Agreements, the Company agreed to publicly disclose certain information, including any material non-public information disclosed to the Supporting Noteholders (the “Cleansing Materials”), upon the occurrence of certain events set forth in the Confidentiality Agreements. A copy of the Cleansing Materials is attached as Exhibit 99.2 to this Form 8-K.

Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (the “SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition or results of operations in accordance with accounting principles generally accepted in the United States. The Company’s independent public accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation or warranty, express or implied or at law or at equity, to any person regarding the ultimate outcome of the restructuring compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.

The information contained in this Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy, nor a solicitation of an offer to sell, any securities, nor does it constitute a solicitation of consent from any persons with respect to the transactions contemplated hereby and thereby. While the Company expects the restructuring will take place in accordance with the Plan, there can be no assurance that the Company will be successful in completing a restructuring.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibits 99.1. and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this Current Report on Form 8-K or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and the assumptions that were utilized may have changed since those dates.

Item 8.01.	Other Events.

The Company cautions that trading in the Company’s securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the anticipated Chapter 11 Cases.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Current Report on Form 8-K are forward looking statements. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.

Among those risks, trends and uncertainties are: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court in the Chapter 11 Cases, including maintaining strategic control as debtor-in-possession; (ii) the ability of the Company and its subsidiaries to negotiate, develop, confirm and consummate a plan of reorganization; (iii) the effects of the Company’s bankruptcy filing on the Company and on the interests of various constituents; (iv) Bankruptcy Court rulings in the Chapter 11 Cases in general; (v) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; (vi) risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization; (vii) the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations; (viii) increased advisory costs to execute the Company’s reorganization; (ix) the impact on the Company’s ability to access the public capital markets; and (x) other factors disclosed by the Company from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of November 6, 2018.

10.2	PetroQuest Energy, Inc. 2018 Annual Cash Bonus Plan.

99.1	News Release dated November 7, 2018.

99.2	Business Plan Overview dated November 6, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2018

PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer